CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 18, 2017
(Date of earliest event reported)

MedAmerica Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

5200 Town Center Circle, Suite 550, Boca Raton, Florida (Address of principal executive offices)	33486 (Zip Code)

(561) 617-8050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On July 18, 2017, MedAmerica Properties Inc. (the “Company”) converted an aggregate of 9,875 shares of its series A Cumulative Preferred Stock (“Preferred Stock”) and $301,656 of accumulated preferred dividends for an aggregate of 257,831 shares of the Company’s common stock (“Preferred Exchange”). Pursuant to the terms of the Preferred Exchange, each shareholder electing to participate received 20 shares of common stock for every share of Preferred Stock held and common shares valued at $0.50 per share for dividends accrued and unpaid on such Preferred Stock through December 31, 2016.

The common stock issued upon exchange of the Preferred Stock was offered and exchanged in reliance on exemptions from registration provided by Sections 3(a)(9) and Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Christopher J. Hubbert
Name: Christopher J. Hubbert Title: Secretary

Dated July 19, 2017